SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549




                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  June 24, 1996


                     AMERICAN STORES COMPANY
______________________________________________________________________________
 (Exact name of registrant as specified in charter)


     Delaware                 1-5392              87-0207226
______________________________________________________________________________
 (State or other jurisdiction       (Commission            (IRS Employer
 of Incorporation)                   File Number)           Identification No.)


709 East South Temple Street, Salt Lake City, Utah            84102
______________________________________________________________________________
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (801) 539-0112
______________________________________________________________________________


Item 5         Other Events

On June 24, 1996, the Board of Directors of American Stores Company (the "Company") approved an amendment (the "Amendment") to the Rights Agreement dated as of March 8, 1988, as amended March 20, 1990 (the "Rights Agreement"), between the Company and Morgan Shareholder Services Trust Company (now named First Chicago Trust Company of New York), as Rights Agent. The Amendment reduces the ownership threshold at which the Rights are triggered from 20% to 10%. The amended plan provides that the rights are not triggered as a result of the current stock ownership of Mr. L. S. Skaggs, his wife, and related trusts and foundations or with respect to additional purchases of up to 1% of the Company's shares by such entities.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4 and is incorporated herein by reference.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.    Title of Document
      4.       Second Amendment, dated as of June 24, 1996, to the Rights
               Agreement, dated as of March 8,1988, between American Stores
               Company and Morgan Shareholder Services Trust Company
               (now named First Chicago Trust Company of New York), as
               Rights Agent, as amended March 20, 1990.



                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 2, 1996



                              AMERICAN STORES COMPANY





                              By:  /s/ Mark N. Schneider
                              Name   Mark N. Schneider
                              Title: Vice President,
                                     Asst. General Counsel and
                                     Assistant Secretary


                          EXHIBIT INDEX


                                             Sequentially
                                              Numbered
Exhibit No.    Title                            Page
                                                 5
     4. Second Amendment, dated as of June 24, 1996 to the Rights Agreement, dated as of March 8, 1988, between American Stores Company and Morgan
          Shareholder Services Trust Company (now named
          First Chicago Trust Company of New York), as Rights Agent, as amended March 20, 1990.